Exhibit 10.1

FIFTH AMENDMENT TO

CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 19, 2019, is by and among Roan Resources LLC, Delaware limited liability company (the “Borrower”); Citibank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”) and the Lenders signatory hereto.

Recitals

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Credit Agreement dated as of September 5, 2017 (as amended by the First Amendment to Credit Agreement dated as of April 9, 2018, as amended by the Second Amendment to Credit Agreement dated as of May 30, 2018, as amended by the Third Amendment to Credit Agreement dated as of September 27, 2018, as amended by the Fourth Amendment to Credit Agreement dated as of March 13, 2019, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of Borrower.

WHEREAS, Borrower has requested and the Lenders have agreed to amend the Credit Agreement in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all references to sections and articles in this Amendment refer to sections and articles of the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

(a)    Section 1.1 of the Credit Agreement is hereby amended

(i)    by adding the following defined term in proper alphabetical order:

“Fifth Amendment Effective Date” shall mean June     , 2019.

(ii)    by adding the following sentence to the end of the definition of Applicable Margin:

“Effective the Fifth Amendment Effective Date and thereafter until the Borrower has delivered an officer’s certificate pursuant to Section 9.1(c) demonstrating a Current Ratio of not less than 1.00 to 1.00, the rates per annum in the above Borrowing Base Utilization Grid for LIBOR Loans and ABR Loans shall each be deemed increased by 0.25% over the rates set forth in such Borrowing Base Utilization Grid.”

(b)    Section 1 of the Credit Agreement is hereby amended by adding the following Section 1.10 at the end thereof:

“1.10.    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock at such time.”

(c)    Section 9.10(c) of the Credit Agreement is hereby amended

(i)    by replacing “85%” therein with “95%” in the first sentence thereof, and

(ii)    by amending and restating the second sentence thereof and replacing it in its entirety as follows:

“In the event that additional Oil and Gas Properties need to be mortgaged in order to satisfy the requirements set forth in the preceding sentence, then the Borrower shall, and shall cause its Credit Parties to, grant, within (i) 60 days after delivery of the applicable Reserve Report or (ii) 30 days after the Fifth Amendment Effective Date, as applicable (in each case, or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Administrative Agent as security for the Obligations a first priority Lien (subject to Liens permitted by Section 10.2) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents sufficient to meet such requirement.”

(d)    Section 10.11(b) of the Credit Agreement is hereby amended and restated in its entirety to the following:

“Current Ratio. The Borrower will not permit the Current Ratio for (i) the Test Period ending June 30, 2019 to be less than 0.85 to 1.00, (ii) the Test Period ending September 30, 2019 to be less than 0.80 to 1.00 and (iii) any Test Period ending on the last day of any fiscal quarter ending after September 30, 2019, to be less than 1.00 to 1.00.”

(e)    Section 10.12 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, to the extent that the Borrower transfers any of its Oil and Gas Properties to Roan Resources, Inc. in accordance with this Agreement, the Borrower shall not make any Restricted Payment to pay any costs or expenses related or incidental to the exploration, development, operation or maintenance of such properties.”

Section 3.    Conditions Precedent.

Section 3.1.    The Administrative Agent shall have received from the Lenders counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.

Section 3.2.    The Administrative Agent shall have received for the account of each Lender signatory hereto, as upfront fee equal to 10 bps on such Lender’s Commitment.

Section 3.3.    The representations and warranties set forth in Section 5.3 of this Amendment shall be true and correct in all material respects.

Section 3.4.    The Administrative Agent shall have received for its own account a fee in an amount mutually agreed by the Borrower and the Administrative Agent.

Section 3.5.    The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower has received a capital contribution of not less than $45,000,000.

Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the “Amendment Effective Date” shall occur) when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 13.1 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.    Borrowing Base. Effective on the Amendment Effective Date, but subject to satisfaction of the conditions set forth in Section 3 of this Amendment, the Borrowing Base under the Credit Agreement shall be $750,000,000 and such Borrowing Base shall remain in effect until the next determination or adjustment of the Borrowing Base pursuant to the terms of the Credit Agreement. The Borrowing Base established pursuant to this Section 4 is the Borrowing Base for the Scheduled Redetermination in respect of April 1, 2019.

Section 5.    Miscellaneous.

Section 5.1.    Confirmation. The provisions of the Credit Agreement, as amended and modified by this Amendment, shall remain in full force and effect following the Amendment Effective Date.

Section 5.2.    Ratification and Affirmation. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) agrees that from and after the Amendment Effective Date each reference to the Credit Agreement in the Guarantee and the other Credit Documents shall be deemed to be a reference to the Credit Agreement, as amended and modified by this Amendment.

Section 5.3.    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that, immediately prior to and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing; (b) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (c) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects (unless such representation or warranty contains a materiality qualifier in which case such representation or warranty shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (unless such representation or warranty contains a materiality qualifier in which case such representation or warranty shall be true and correct in all respects) as of such earlier date).

Section 5.4.    Credit Document. This Amendment is a Credit Document and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. On and after the effectiveness of this Agreement, each reference in each Credit Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment.

Section 5.5.    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.6.    No Oral Agreement. This Amendment, the Credit Agreement and the other Credit Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

Section 5.7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

Section 5.8.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 5.9.    Payment of Expenses. In accordance with Section 13.5 of the Credit Agreement, Borrower agrees to pay or reimburse Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

Section 5.10.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.12.    WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the Amendment Effective Date.

ROAN RESOURCES LLC, as Borrower

By:	/s/ J.A. Mills
Name:	J.A. Mills
Title:	Executive Chairman

Signature Page to Fifth Amendment to Credit Agreement

CITIBANK, NA., as Administrative Agent and Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Denise S. Davis
Name:	Denise S. Davis
Title:	Vice President

BARCLAYS BANK PLC, as Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Anson Williams
Name:	Anson Williams
Title:	Authorized Officer

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Megan Kushner
Name:	Megan Kushner
Title:	Authorized Signatory

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Beth Johnson
Name:	Beth Johnson
Title:	Executive Director

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Scott Arndt
Name:	Scott Arndt
Title:	Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH as Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

FIFTH THIRD BANK, as Lender

By:	/s/ Justin Bellamy
Name:	Justin Bellamy
Title:	Director

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

SUNTRUST BANK,
as Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Nadia Garcia
Name:	Nadia Garcia
Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybriak
Name:	Christopher Zybriak
Title:	Authorized Signatory

COMERICA BANK,
as Lender

By:	/s/ William B. Robinson
Name:	William B. Robinson
Title:	Senior Vice President

DNB CAPITAL LLC, as Lender

By:	/s/ James Grubb
Name:	James Grubb
Title:	First Vice President

By:	/s/ Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

KEY BANK. N.A.,
as Lender

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Senior Vice President

MIDFIRST BANK, as Lender

By:	/s/ Ryan Thompson
Name:	Ryan Thompson
Title:	First Vice President

BMO HARRIS BANK N.A., as Lender

By:	/s/ Patrick Johnston
Name:	Patrick Johnston
Title:	Director

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